UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2013

MidSouth Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On May 22, 2013, the Company held its 2013 Annual Meeting of Shareholders, at which 8,134,027 shares of the Company’s common stock, $0.10 par value per share, were represented in person or by valid proxy.  The Company’s shareholders took the following actions at the 2013 Annual Meeting:

1.           Election of Directors – Shareholders elected Will Charbonnet, Sr., Clayton Paul Hilliard, Joseph V. Tortorice, Jr., and Leonard Q. Abington to serve as Class II Directors until the 2016 Annual Meeting of Shareholders or until their successors are elected and qualified.  The number of votes cast for each of these individuals is as set forth below (there were no broker non-votes):

Director	Shares For	Shares Withheld
Will Charbonnet, Sr.	7,802,624	331,403
Clayton Paul Hilliard	7,885,288	248,739
Joseph V. Tortorice, Jr.	7,877,853	256,174
Leonard Q. “Pete” Abington	7,818,262	315,765

2.           Non-binding advisory resolution approving compensation of the named executive officers- Shareholders approved a non-binding advisory resolution approving the compensation paid to the named executive officers in 2011 as set forth in the Company’s proxy statement for the 2012 Annual Meeting. The vote totals were as follows (there were no broker non-votes):

Shares For	Shares Against	Shares Abstained
7,954,185	105,661	74,181

Item 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 22, 2013, MidSouth Bancorp, Inc. announced that earlier today its Board of Directors declared a quarterly dividend of $0.08 per common share.  The dividend is a 14% increase over the previous quarter's dividend and will be paid on July 1, 2013 to all shareholders of record as of the close of business on June 14, 2013. Additionally, the Board of Directors declared a quarterly cash dividend of 1.00% per preferred share on its newly issued 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C.  The dividend is payable on July 15, 2013 to shareholders of record on July 1, 2013.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press Release for Quarterly Dividend dated May 22, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
(Registrant)
Date:	May 22, 2013	By:	/s/ James R. McLemore
James R. McLemore Senior Executive Vice President and Chief Financial Officer